As filed with the Securities and Exchange Commission on September 16, 2014

Registration No. 333-196331

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sophiris Bio Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia	2834	98-1008712
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1258 Prospect Street

La Jolla, CA 92037

(858) 777-1760

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Randall E. Woods

Chief Executive Officer and President

1258 Prospect Street

La Jolla, CA 92037

(858) 777-1760

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Barbara Borden, Esq.

L. Kay Chandler, Esq.

Karen E. Deschaine, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121

(858) 550-6000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(d) under the Securities Act of 1933, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Explanatory Note

On May 28, 2014, Sophiris Bio Inc. (the “Company”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (Registration No. 333-196331) (as amended, the “Registration Statement”). The Registration Statement was declared effective by the SEC on June 19, 2014 to register for resale of up to 3,409,629 of our common shares, no par value, by Aspire Capital Fund, LLC. Aspire Capital. This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 is being filed by the Company to convert the Registration Statement into a registration statement on Form S-3, and contains an updated prospectus relating to the offering and sale of the shares that were registered for resale on the Registration Statement.

All filing fees payable in connection with the registration of the shares of the common stock covered by the Registration Statement were paid by the registrant at the time of the initial filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 2014

PROSPECTUS

3,409,629 Shares

Sophiris Bio Inc.

Common Shares

This prospectus relates to the sale of up to 3,409,629 of our common shares, no par value, by Aspire Capital Fund, LLC. Aspire Capital is also referred to in this prospectus as the selling shareholder. The prices at which the selling shareholder may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive proceeds from the sale of the shares by the selling shareholder. However, we may receive proceeds of up to $15.0 million from the sale of our common shares to the selling shareholder, pursuant to a common stock purchase agreement entered into with the selling shareholder on May 16, 2014, including proceeds that we have already received thereunder.

The selling shareholder is an “underwriter” within the meaning of the Securities Act of 1933, as amended. We will pay the expenses of registering these shares, but all selling and other expenses incurred by the selling shareholder will be paid by the selling shareholder.

Our common shares trade on the NASDAQ Global Market, or NASDAQ, under the ticker symbol “SPHS”. On September 15, 2014, the last reported sale price per common share was $3.30 per share.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our common shares involves risks. See “Risk Factors” beginning on page 7.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012, and as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2014

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find Additional Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in our common shares. All references in this prospectus to “Sophiris,” “the Company,” “we,” “us” or “our” mean Sophiris Bio Inc., unless we state otherwise or the context otherwise requires.

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

SUMMARY

This summary highlights certain information about us, this offering and selected information contained in the prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common shares. For a more complete understanding of our company and this offering, we encourage you to read and consider the more detailed information in the prospectus, including “Risk Factors” and the financial statements and related notes. Unless we specify otherwise, all references in this prospectus to “Sophiris Bio” “we,” “our,” “us” and “our company” refer to Sophiris Bio Inc.

Sophiris Bio Inc.

Corporate Information

Our predecessor, Protox Pharmaceuticals Inc., was incorporated in January 2002. We were formed in May 2003 under the predecessor to the British Columbia Business Corporations Act, or the BCBCA, by the amalgamation of Stratos Biotechnologies Inc., Nucleus BioScience Inc. and Brightwave Ventures Inc. under the name SNB Capital Corp. In July 2004, we acquired all of the shares of Protox Pharmaceuticals Inc. in a plan of arrangement under the BCBCA and changed our name to Protox Therapeutics Inc. In January 2005, we amalgamated under the BCBCA with Protox Pharmaceuticals Inc. In April 2011, we announced the relocation of our core activities from Vancouver, British Columbia to San Diego, California in conjunction with the transition of a new senior management team. In connection with this operational realignment, we changed our name to Sophiris Bio Inc., effective April 2, 2012. On August 16, 2013, we commenced our U.S initial public offering and listing on the NASDAQ pursuant to a Registration Statement on Form S-1 (File No. 333-186724) that was declared effective by the Securities and Exchange Commission on August 16, 2013. On August 23, 2013, we sold 13,000,000 of our common shares to the public at a price of $5.00 per share for an aggregate gross offering price of $65 million. Our common shares are currently traded on the NASDAQ under the ticker symbol “SPHS.”

Our principal executive office is located at 1258 Prospect Street, La Jolla, California 92037. Our telephone number is (858) 777-1760 and our facsimile number is (858) 412-5693. We are domiciled in Vancouver, British Columbia and our registered and records office is at 2900-550 Burrard Street, Vancouver, British Columbia, V6C 0A3. We also maintain a website at www.sophiris.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not part of this prospectus.

Sophiris, the Sophiris logo and other trademarks or service marks of Sophiris appearing in this prospectus are the property of Sophiris. This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) December 31, 2018, (2) the last day of the fiscal year (a) in which we have total annual gross revenue of at least $1.0 billion, or (b) in which we are deemed to be a large accelerated filer, which means the market value of our common shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We refer to the Jumpstart Our Business Startups Act of 2012 herein as the “JOBS Act,” and references herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●

only two years of audited financial statements needed for our initial registration (in addition to any required unaudited interim financial statements) and correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	no requirement that we hold non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We have taken advantage of some of these reduced burdens, and thus the information we provide shareholders may be different than you might get from other public companies in which you hold shares.

Risk Factors

As a development stage biopharmaceutical company, we face many risks inherent in our business and our industry generally. You should carefully consider all of the information set forth in this prospectus and, in particular, the information under the heading “Risk Factors,” prior to making an investment in our common shares. These risks include, among others, the following:

●	We are an early stage company with no approved products and no revenue from commercialization of our product.

●	Our limited operating history makes evaluating our business and future prospects difficult, and may increase the risk of any investment in our common shares.

●	We are highly dependent on the success of PRX302 and we may not be able to successfully obtain regulatory or marketing approval for, or successfully commercialize, this product candidate.

●	If we are unable to obtain or protect intellectual property rights related to our product candidates, we may not be able to compete effectively in our market.

●

We will need to obtain additional financing to complete the development and commercialization of PRX302 and to repay existing debt and we may be unable to raise capital when needed, which would force us to delay, reduce or eliminate our development program or commercialization efforts.

The Offering

Common shares being offered by the selling shareholder	3,409,629 shares

Common shares outstanding	16,844,736 (as of August 31, 2014)

Use of proceeds

The selling shareholder will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus. We will not receive proceeds from the sale of the shares by the selling shareholder. However, we may receive up to $15.0 million in proceeds from the sale of our common shares to the selling shareholder under the common stock purchase agreement described below. Any proceeds from the selling shareholder that we receive under the purchase agreement are expected be used for working capital and general corporate purposes.

NASDAQ Symbol	“SPHS”

Risk Factors

Investing in our securities involves a high degree of risk. You should carefully review and consider the “Risk Factors” section of this prospectus for a discussion of factors to consider before deciding to invest in our common shares.

On May 16, 2014, we entered into a common stock purchase agreement, or the Purchase Agreement, with Aspire Capital Fund, LLC, an Illinois limited liability company, or Aspire Capital or the selling shareholder, which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $15.0 million of our common shares over the approximately 30-month term of the Purchase Agreement. In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, we issued to Aspire Capital 90,635 of our common shares as a commitment fee, referred to in this prospectus as the Commitment Shares. Upon execution of the Purchase Agreement, we sold to Aspire Capital 604,230 common shares, referred to in this prospectus as the Initial Purchase Shares. Concurrently with entering into the Purchase Agreement, we also entered into a registration rights agreement with Aspire Capital, referred to in this prospectus as the Registration Rights Agreement, in which we agreed to file one or more registration statements, including the registration statement of which this prospectus is a part, as permissible and necessary to register, under the Securities Act of 1933, as amended, or the Securities Act, the resale of our common shares that have been and may be issued to Aspire Capital under the Purchase Agreement.

As of August 31, 2014, there were 16,844,736 of our common shares outstanding, which number does not include the 2,714,764 shares offered that may be issuable to Aspire Capital pursuant to the Purchase Agreement. If all of the 3,409,629 of our common shares offered hereby were issued pursuant to the Purchase Agreement, such shares would represent 21.1% of the total common shares outstanding or 21.1% of the non-affiliate shares of common shares outstanding as of the date hereof. However, pursuant to the Purchase Agreement, the number of shares that may be issued to Aspire Capital is limited to 3,228,359 shares (including the Commitment Shares and the Initial Purchase Shares), or the Exchange Cap, which equals 19.99% of the total common shares outstanding and the non-affiliate shares outstanding as of the date hereof, unless shareholder approval is obtained to issue more than the Exchange Cap or unless the average price paid for all shares issued under the Purchase Agreement is equal to or greater than $3.11 per share from an after the date that the Exchange Cap is reached. The number of our common shares ultimately offered for sale by Aspire Capital is dependent upon the number of shares purchased by Aspire Capital under the Purchase Agreement.

Pursuant to the Purchase Agreement and the Registration Rights Agreement, we are registering 694,865 of our common shares under the Securities Act, which includes the Commitment Shares and Initial Purchase Shares that have already been issued to Aspire Capital and 2,714,764 common shares which we may issue to Aspire Capital pursuant to this prospectus, such shares together with the Initial Purchase Shares referred to herein as the Purchase Shares. All 3,409,629 common shares are being offered pursuant to this prospectus.

After the Securities and Exchange Commission has declared effective the registration statement of which this prospectus is a part, on any trading day on which the closing sale price of our common shares exceeds $2.00, we have the right, in our sole discretion, to present Aspire Capital with a purchase notice, each referred to as a Purchase Notice, directing Aspire Capital (as principal) to purchase up to 100,000 of our common shares per trading day, provided that the aggregate price of such purchase shall not exceed $1,000,000 per trading day, up to $15.0 million of our common shares in the aggregate at a per share price, or the Purchase Price, which is equal to the lesser of: (i) the lowest sale price of our common shares on the purchase date; or (ii) the arithmetic average of the three lowest closing sale prices for our common shares during the ten consecutive trading days ending on the trading day immediately preceding the purchase date.

In addition, on any date on which we submit a Purchase Notice for 100,000 shares to Aspire Capital and the closing sale price of our stock is greater than $2.00 per common share, we also have the right, in our sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice, each referred to as a VWAP Purchase Notice, directing Aspire Capital to purchase an amount of stock equal to up to 30% of the aggregate shares of the Company’s common shares traded on the NASDAQ on the next trading day, or the VWAP Purchase Date, subject to a maximum number of shares we may determine, or the VWAP Purchase Share Volume Maximum, and a minimum trading price, or the VWAP Minimum Price Threshold, which is equal to the greater of (a) 80% of the closing price of our common shares on the business day immediately preceding the VWAP Purchase Date or (b) such higher price as set forth by us in the VWAP Purchase Notice. The VWAP Purchase Price of such shares is the lower of:

●	the closing sale price on the VWAP Purchase Date; or

●	97% of the volume-weighted average price for our common shares traded on the NASDAQ :

o	on the VWAP Purchase Date, if the aggregate shares to be purchased on that date have not exceeded the VWAP Purchase Share Volume Maximum or

o

during that portion of the VWAP Purchase Date until such time as the sooner to occur of (i) the time at which the aggregate shares traded on the NASDAQ exceed the VWAP Purchase Share Volume Maximum or (ii) the time at which the sale price of our common shares falls below the VWAP Minimum Price Threshold.

The Purchase Agreement provides that we and Aspire Capital shall not effect any sales under the Purchase Agreement on any purchase date where the closing sale price of our common shares is less than $2.00 per share, or the Floor Price. This Floor Price and the respective prices and share numbers in the preceding paragraphs shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common shares to Aspire Capital. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. We may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.

Generally, Aspire Capital may terminate the Purchase Agreement upon the occurrence of any of the following events of default:

●

the effectiveness of any registration statement that is required to be maintained effective pursuant to the terms of the Registration Rights Agreement between us and Aspire Capital lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to Aspire Capital for sale of our common shares, and such lapse or unavailability continues for a period of ten consecutive business days or for more than an aggregate of thirty business days in any 365-day period, which is not in connection with a post-effective amendment to any such registration statement; in connection with any post-effective amendment to such registration statement that is required to be declared effective by the SEC such lapse or unavailability may continue for a period of no more than 40 consecutive business days;

●	the suspension from trading or failure of our common shares to be listed on our principal market for a period of ten consecutive business days;

●

the delisting of our common shares from the NASDAQ, provided however, that in the event our common shares are not immediately thereafter listed and traded on the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, Nasdaq Capital Market or the OTCQX market place of the OTC Markets,

●

our transfer agent’s failure to issue to Aspire Capital our common shares which Aspire Capital is entitled to receive under the Purchase Agreement within five business days after an applicable purchase date;

●

any breach by us of the representations or warranties or covenants contained in the Purchase Agreement or any related agreements which could have a material adverse effect on us, subject to a cure period of five business days;

●	if we become insolvent or are generally unable to pay our debts as they become due; or

●	any participation or threatened participation in insolvency or bankruptcy proceedings by or against us.

The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us.

Aspire Capital has agreed that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling or hedging of our common shares during any time prior to the termination of the Purchase Agreement.

The Purchase Agreement does not limit the ability of Aspire Capital to sell any or all of the 3,409,629 shares registered in this offering. It is anticipated that shares registered in this offering will be sold over a period of up to approximately 30 months from the date of this prospectus. The sale by Aspire Capital of a significant amount of shares registered in this offering at any given time could cause the market price of our common shares to decline and/or to be highly volatile. Aspire Capital may ultimately purchase all, some or none of the 2,714,764 common shares not yet issued but registered in this offering. After it has acquired such shares, it may sell all, some or none of such shares. Therefore, sales to Aspire Capital by us pursuant to the Purchase Agreement also may result in substantial dilution to the interests of other holders of our common shares. However, we have the right to control the timing and amount of any sales of our shares to Aspire Capital and the Purchase Agreement may be terminated by us at any time at our discretion without any penalty or cost to us.

In connection with entering into the Purchase Agreement, we authorized the sale to Aspire Capital of up to $15.0 million of our shares of common stock. However, we estimate that we will sell no more than 3,409,629 shares to Aspire Capital under the Purchase Agreement (including the Commitment Shares and the Initial Purchase Shares), all of which are included in this offering. Subject to any required approval by our board of directors, we have the right but not the obligation to issue more than the 3,409,629 shares included in this prospectus to Aspire Capital under the Purchase Agreement. In the event we elect to issue more than 3,409,629 shares under the Purchase Agreement, we will be required to file a new registration statement and have it declared effective by the SEC. The number of shares ultimately offered for sale by Aspire Capital in this offering is dependent upon the number of shares purchased by Aspire Capital under the Purchase Agreement. The following table sets forth the number and percentage of outstanding shares to be held by Aspire Capital after giving effect to the sale of shares of common stock issued to Aspire Capital at varying purchase prices:

Assumed Average Purchase Price	Proceeds from the Sale of Shares to Aspire Capital Under the Purchase Agreement Registered in this Offering (in millions)	Number of Shares to be Issued in this Offering at the Assumed Average Purchase Price (in millions) (1)	Percentage of Outstanding Shares After Giving Effect to the Purchased Shares Issued to Aspire Capital (2)
$3.00	$10.0	3.3	16%
$3.50	$11.6	3.3	16%
$4.00	$13.3	3.3	16%
$6.00	$15.0	2.5	13%
$8.00	$15.0	1.9	10%
$10.00	$15.0	1.5	8%

(1)	Excludes 90,635 Commitment Shares issued under the Purchase Agreement between us and Aspire Capital.
(2)

The denominator is based on 16,844,736 shares outstanding as of August 31, 2014, which includes the 694,865 shares previously issued to Aspire Capital and the number of shares set forth in the adjacent column which we would have sold to Aspire Capital. The numerator is based on the number of shares which we may issue to Aspire Capital under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed purchase price set forth in the adjacent column.

RISK FACTORS

Investing in our common shares involves a high degree of risk. You should consider carefully the risks described below, and the risks set forth under “Risk Factors” in Item 1A of Part II of our Quarterly Report on Form 10Q for the quarter ended June 30, 2014, filed with the SEC on August 7, 2014, which is incorporated by reference in this prospectus, together with all of the other information included in this prospectus, before deciding whether to invest in our common shares. The risks described below and incorporated by reference are material risks currently known, expected or reasonably foreseeable by us. If any of these risks actually materialize, our business, prospects, financial condition, and results of operations could be seriously harmed. This could cause the trading price of our common shares to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

Risks Related to Aspire Transaction

The sale of our common shares to Aspire Capital may cause substantial dilution to our existing shareholders and the sale of the shares of common shares acquired by Aspire Capital could cause the price of our common shares to decline.

We are registering for sale the Commitment Shares and Initial Purchase Shares that we have issued and 2,714,764 shares that we may sell to Aspire Capital under the Purchase Agreement. It is anticipated that shares registered in this offering will be sold over a period of up to approximately 30 months from the date of this prospectus. The number of shares ultimately offered for sale by Aspire Capital under this prospectus is dependent upon the number of shares we elect to sell to Aspire Capital under the Purchase Agreement. Depending upon market liquidity at the time, sales of our common shares under the Purchase Agreement may cause the trading price of our common shares to decline.

Aspire Capital may ultimately purchase all, some or none of the $15.0 million of common shares that, together with the Commitment Shares, is the subject of this prospectus. Aspire Capital may sell all, some or none of our shares that it holds or comes to hold under the Purchase Agreement. Sales by Aspire Capital of shares acquired pursuant to the Purchase Agreement under the registration statement, of which this prospectus is a part, may result in dilution to the interests of other holders of our common shares. The sale of a substantial number of our common shares by Aspire Capital in this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of sales of our shares to Aspire Capital, and the Purchase Agreement may be terminated by us at any time at our discretion without any penalty or cost to us

.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the success, cost and timing of our research and development activities and clinical trials, including our ongoing and planned Phase 3 clinical trials of PRX302;

•	our ability to obtain and maintain regulatory approval of PRX302, and any related restrictions, limitations and/or warnings in the label of an approved product candidate;

•	our ability to obtain funding for our operations;

•	our plans to research, develop and commercialize PRX302;

•	our ability to attract collaborators with development, regulatory and commercialization expertise;

•	the size and growth potential of the market for PRX302, and our ability to serve that market;

•	our ability to successfully commercialize PRX302, including our ability to develop sales and marketing capabilities, whether alone or with collaborators;

•	the rate and degree of market acceptance of PRX302;

•

our ability to obtain and maintain intellectual property protection for our current and any future product candidates and our ability to operate our business without infringing the intellectual property rights of others;

•	regulatory developments in the United States and foreign countries;

•	the performance of our third-party clinical research organization manufacturer;

•	the success of competing therapies that are or become available;

•	the loss of key scientific or management personnel;

•	our expectations regarding the period during which we will be an emerging growth company under the JOBS Act;

•	our plans to evaluate development of PRX302 for prostate cancer; and

•	the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing.

In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” “continue,” “ongoing” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words. These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. We discuss many of these risks in greater detail in the section of this prospectus entitled “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, do not protect any forward-looking statements that we make in connection with this offering.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

This prospectus relates to our common shares that may be offered and sold from time to time by Aspire Capital. We will not receive any proceeds upon the sale of shares by Aspire Capital. However, we may receive proceeds up to $15.0 million under the Purchase Agreement with Aspire Capital. The proceeds received from the sale of the shares under the Purchase Agreement will be used for working capital and general corporate purposes.  This anticipated use of net proceeds from the sale of our common shares to Aspire Capital under the Purchase Agreement represents our intentions based upon our current plans and business conditions.

DILUTION

The sale of our common stock to Aspire Capital pursuant to the Purchase Agreement will have a dilutive impact on our stockholders. As a result, our net income per share, if any, would decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our right to sell shares to Aspire Capital, the more shares of our common stock we will have to issue to Aspire Capital pursuant to the Purchase Agreement and our existing stockholders would experience greater dilution.

After giving effect to the sale pursuant to the Purchase Agreement of 3,409,629 shares of common stock at an assumed average sale price of $3.11 per share (based on the lowest sales price of our common stock as of May 22, 2014), our pro forma as adjusted net tangible book value as of December 31, 2013 would have been approximately $50.8 million, or $2.60 per share of common stock. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.10 per share to our existing stockholders and an immediate dilution of $0.51 per share to our new stockholders.

SELLING SHAREHOLDER

The selling shareholder may from time to time offer and sell any or all of our common shares set forth below pursuant to this prospectus. When we refer to the “selling shareholder” in this prospectus, we mean the entity listed in the table below, and its respective pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling shareholder’s interests in our common shares other than through a public sale.

The following table sets forth, as of the date of this prospectus, the name of the selling shareholder for whom we are registering shares for sale to the public, the number of common shares beneficially owned by the selling shareholder prior to this offering, the total number of common shares that the selling shareholder may offer pursuant to this prospectus and the number of common shares that the selling shareholder will beneficially own after this offering. Except as noted below, the selling shareholder does not have, or within the past three years has not had, any material relationship with us or any of our predecessors or affiliates and the selling shareholder is not or was not affiliated with registered broker-dealers.

Based on the information provided to us by the selling shareholder, assuming that the selling shareholder sells all of our common shares beneficially owned by it that have been registered by us and does not acquire any additional shares during the offering, the selling shareholder will not own any shares other than those appearing in the column entitled “Beneficial Ownership After this Offering.” We cannot advise you as to whether the selling shareholder will in fact sell any or all of such common shares. In addition, the selling shareholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our common shares in transactions exempt from the registration requirements of the Securities Act of 1933 after the date on which it provided the information set forth in the table below.

			Beneficial Ownership After this Offering (1)
Name	Common Shares Owned Prior to this Offering	Common Shares Being Offered	Number of Shares	% (2)
Aspire Capital Fund, LLC (3)	694,865 (4)	2,714,764	0	*

 * Represents less than 1% of outstanding shares.

(1)	Assumes the sale of all common shares registered pursuant to this prospectus, although the selling shareholder is under no obligation known to us to sell any common shares at this time.
(2)	Based on 16,844,736 common shares outstanding on August 31, 2014.
(3)

Aspire Capital Partners, LLC is the managing member of Aspire Capital Fund, LLC. SGM Holdings Corp. is the managing member of Aspire Capital Partners, LLC. Steven G. Martin is the president and sole shareholder of SGM Holdings Corp. Erik J. Brown is a principal of Aspire Capital Partners, LLC. Christos Komissopoulos is a principal of Aspire Capital Partners, LLC. Each may be deemed to have shared voting and investment power over shares owned by Aspire Capital Fund, LLC. Each of Aspire Capital Partners, LLC, SGM Holdings Corp., Mr. Martin, Mr. Brown and Mr. Komissopoulos disclaims beneficial ownership of the common shares held by Aspire Capital Fund, LLC. Aspire Capital is not a licensed broker dealer or an affiliate of a licensed broker dealer.

(4)

As of the date hereof, 694,865 of our common shares have been acquired by Aspire Capital under the Purchase Agreement, consisting of Commitment Shares issued to Aspire Capital and the Initial Purchase Shares sold to Aspire Capital. We may elect in our sole discretion to sell to Aspire Capital up to an additional 2,714,764 shares under the Purchase Agreement and included in this prospectus but Aspire Capital does not presently beneficially own those shares as determined in accordance with the rules of the SEC.

PLAN OF DISTRIBUTION

The common shares offered by this prospectus are being offered by Aspire Capital, the selling shareholder. The common shares may be sold or distributed from time to time by the selling shareholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common shares offered by this prospectus may be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for the common shares;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling shareholder may also sell common shares under Rule 144 promulgated under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus. In addition, the selling shareholder may transfer the common shares by other means not described in this prospectus.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholder and/or purchasers of the common shares for whom the broker-dealers may act as agent. Aspire Capital has informed us that each such broker-dealer will receive commissions from Aspire Capital which will not exceed customary brokerage commissions.

Aspire Capital is an “underwriter” within the meaning of the Securities Act.

Neither we nor Aspire Capital can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between Aspire Capital, any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling shareholder, and any other required information. Pursuant to a requirement of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount and other compensation to be received by any FINRA member or independent broker-dealer shall not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. We have agreed to indemnify Aspire Capital and certain other persons against certain liabilities in connection with the offering of common shares offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Aspire Capital has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Aspire Capital specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Aspire Capital and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our common shares during the term of the Purchase Agreement.

We have advised Aspire Capital that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

We may suspend the sale of shares by Aspire Capital pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

This offering will terminate on the date that all shares offered by this prospectus have been sold by Aspire Capital.

LEGAL MATTERS

We are being represented by Cooley LLP, San Diego, California. The validity of the common shares being offered by this prospectus and legal matters relating to Canadian laws will be passed upon for us by Fasken Martineau DuMarlin LLP, Vancouver, British Columbia.

EXPERTS

The consolidated financial statements as of December 31, 2013 and December 31, 2012 and for each of the two years in the period ended December 31, 2013, and cumulatively, for the period January 1, 2012 to December 31, 2013 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so included in reliance on the report of PricewaterhouseCoopers LLP (U.S.), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated statements of operations and comprehensive loss and of cash flows for the year ended December 31, 2011 and the related consolidated statement of shareholders’ equity (deficit) for the years ended December 31, 2002 through December 31, 2011, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so included in reliance on the report of PricewaterhouseCoopers LLP (Canada), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the common shares being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common shares offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing us at 1258 Prospect Street, La Jolla, California 92037 or telephoning us at (858) 777-1760.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following:

●	our Annual Report on Form 10-K for the year ended December 31, 2013 (other than information furnished rather than filed), filed with the SEC on March 14, 2014;

●

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014 (other than information furnished rather than filed), filed with the SEC on May 13, 2014 and August 7, 2014, respectively;

●

our Current Reports on Form 8-K, filed with the SEC on January 31, 2014, February 6, 2014, February 18, 2014, March 25, 2014, March 27, 2014, May 19, 2014, June 2, 2014, July 7, 2014, and September 15, 2014 (other than portions of those documents not deemed to be filed);

●	the portions of our Definitive Proxy Statement on Schedule 14A filed on April 7, 2014 that are deemed “filed” with the SEC; and

●

the description of our common shares in our Registration Statement on Form 8-A (File No. 001-36054) filed on August 9, 2013, including any amendment or reports filed for the purpose of updating this description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, following the date of this prospectus and prior to the termination of the offering, shall be deemed to be incorporated by reference into the prospectus.

You may access any or all of the documents incorporated by reference, including exhibits to these documents, free of charge on the SEC’s website. You may also access the documents incorporated by reference on our website at www.sophirisbio.com. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus.

In addition, we will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference. You should direct any requests for documents to Corporate Secretary, 1258 Prospect Street, La Jolla, California, 92037 or call (858) 777-1760.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the DGCL, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

3,409,629 Shares

Common Shares

PROSPECTUS

                         , 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by Sophiris Bio Inc., or the Registrant, in connection with the sale of the common shares being registered. All amounts shown are estimates except for the Securities and Exchange Commission, or the SEC, registration fee.

	Amount to be paid
SEC registration fee	US$	1,054
Blue sky qualification fees and expenses		7,500
Legal fees and expenses		50,000
Accounting fees and expenses		20,000
Transfer agent and registrar fees and expenses		2,000
Miscellaneous expenses		5,000
Total	US$	85,554

Item 15. Indemnification of Directors and Officers.

Under the British Columbia Business Corporations Act, or BCBCA, the Registrant may indemnify its current or former directors or officers or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all judgments, fines, penalties and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual in which such individual is involved by reason of the individual being or having been a director or officer of the Registrant or a related entity. The BCBCA also provides that the Registrant may advance moneys to a director, officer or other individual for costs, charges and expenses, including legal fees, reasonably incurred in connection with such a proceeding, provided that the individual provides a written undertaking to repay the moneys if indemnification of the individual is ultimately prohibited under the BCBCA, as described below.

Indemnification is prohibited under the BCBCA if:

•

the individual did not act honestly and in good faith with a view to the Registrant’s best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant’s request; and

•	in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that his or her conduct was lawful.

The Registrant’s articles require it to indemnify each current, former or alternate director and his or her heirs and legal representatives against all judgments, penalties and fines awarded or imposed in, or amounts paid in settlement of, any civil, criminal, administrative or investigative proceeding in which such individual is involved by reason of the individual being or having been a director of the Registrant. The Registrant’s articles authorize it to purchase and maintain insurance for the benefit of each of its current or former directors or officers and each person who acts or acted at the Registrant’s request as a director or officer of another entity. The Registrant has purchased director and officer liability insurance.

The Registrant has entered into indemnity agreements with its directors which provide, among other things, that the Registrant will indemnify each such individual to the fullest extent permitted by the BCBCA from against all judgments, penalties and fines awarded or imposed in, or amounts paid in settlement of, any proceeding that such individual is joined as a party to by reason of the individual being or having been a director or an officer of the Registrant or an eligible related entity, including a claim for contribution or indemnity or other relief by a person who is or was a director, officer or employee of the Registrant or an eligible related entity, and all expenses actually and reasonably incurred by the individual in respect of such a proceeding. The indemnity agreements provide that the Registrant shall only indemnify any such individual if he or she acted honestly and in good faith with a view to the Registrant’s best interests and, in the case of a proceeding other than a civil proceeding, the individual had reasonable grounds for believing that his or her conduct was lawful.

There is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy in place that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, or otherwise.

Item 16. Exhibits

See the exhibit index on the page immediately following the signature page for a list of exhibits filed as part of this registration statement on Form S-3, which exhibit index is incorporated herein by reference.

Item 17. Undertakings.

(a) The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)

That, for the purpose of determining liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended, or the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 16th day of September, 2014.

SOPHIRIS BIO INC.

By:	/s/ Randall E. Woods
Randall E. Woods
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Randall E. Woods
Randall E. Woods	Chief Executive Officer, President and Director	September 16, 2014
(principal executive officer)
/s/ Peter Slover
Peter Slover	Chief Financial Officer	September 16, 2014
(principal financial and accounting officer)
/s/ Lars Ekman, M.D., Ph.D.*
Lars Ekman, M.D., Ph.D.	Executive Chairman and Director	September 16, 2014

/s/ John Geltosky, Ph.D.*
John Geltosky, Ph.D.	Director	September 16, 2014

/s/ Jim Heppell*
Jim Heppell	Director	September 16, 2014

/s/ Gerald Proehl*
Gerald Proehl	Director	September 16, 2014

/s/ Joseph Turner*
Joseph Turner	Director	September 16, 2014

* Pursuant to power of attorney

By:	/s/ Randall E. Woods
Randall E. Woods
Chief Executive Officer and President

Index to Exhibits

Exhibit number	Description of Exhibit	Incorporated by Reference or Attached Hereto

4.1	Certificate of Amalgamation of the Company, dated January 1, 2005	Incorporated by reference to the Registrant’s Form S-1 (SEC File No. 333-186724) filed on February 15, 2013.

4.2	Notice of Articles of the Company	Incorporated by reference to the Registrant’s Form S-1 (SEC File No. 333-186724) filed on February 15, 2013.

4.3	Articles of the Company	Incorporated by reference to the Registrant’s Form S-1 (SEC File No. 333-186724) filed on February 15, 2013.

4.4	Form of Common Share Certificate	Incorporated by reference to the Registrant’s Form S-1 (SEC File No. 333-186724) filed on February 15, 2013.

4.5	Form of Common Share Purchase Warrant issued in connection with the Company’s March 2010 Private Placement	Incorporated by reference to the Registrant’s Form S-1 (SEC File No. 333-186724) filed on February 15, 2013.

4.6

Form of Common Share Purchase Warrant Issued in connection with the initial closing pursuant to our Investment Agreement by and between the Company, Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P., dated September 28, 2010.

Incorporated by reference to the Registrant’s Form S-1 (SEC File No. 333-186724) filed on February 15, 2013.

4.7

Form of Common Share Purchase Warrant Issued in connection with the subsequent closings pursuant to our Investment Agreement by and between the Company, Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P., dated September 28, 2010.

Incorporated by reference to the Registrant’s Form S-1 (SEC File No. 333-186724) filed on February 15, 2013.

4.8	Common Share Purchase Warrant Issued to Oxford Finance LLC	Incorporated by reference to the Registrant’s Form S-1 (SEC File No. 333-186724) filed on February 15, 2013.

4.9	Common Share Purchase Warrant Issued to Oxford Finance LLC	Incorporated by reference to the Registrant’s Form S-1 (SEC File No. 333-186724) filed on February 15, 2013.

4.10	Registration Rights Agreement by and between the Company, Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P., dated November 19, 2010	Incorporated by reference to the Registrant’s Form S-1 (SEC File No. 333-186724) filed on February 15, 2013.

4.11	Omnibus Amendment to Warrants to Purchase Common Shares dated January 31, 2014, 2014 by and between the Company and Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P.	Incorporated by reference to the Current Report on Form 8-K February 6, 2014.

4.12	Omnibus Amendment to Warrants to Purchase Common Shares dated February 14, 2014 by and between the Company and Oxford Finance LLC	Incorporated by reference to the Current Report on Form 8-K filed on February 18, 2014

4.13	Registration Rights Agreement by and between the Company and Aspire Capital Fund, LLC, dated May 16, 2014	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 19, 2014.

4.14	Common Share Purchase Warrant Issued to Oxford Finance LLC, dated June 30, 2014	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on August 7, 2014.

4.15	Common Share Purchase Warrant Issued to Oxford Finance LLC, dated June 30, 2014	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on August 7, 2014.

5.1	Opinion of Fasken Martineau DuMoulin LLP	Incorporated by reference to the Registrant's Form S-1 (SEC File No. 333-196331) filed on May 28, 2014.

23.1	Consent of Independent Registered Public Accounting Firm	Attached hereto.

23.2	Consent of Independent Registered Public Accounting Firm	Attached hereto.

23.3	Consent of Fasken Martineau DuMoulin LLP	Included in Exhibit 5.1.

24.1	Power of Attorney	Incorporated by reference to the Registrant's Form S-1 (SEC File No. 333-196331) filed on May 28, 2014.